EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Exact Sciences Corporation
Madison, Wisconsin
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-238845) and Form S-8 (No. 333-190350; No.333-207703; No. 333-211099; No. 333-212730; No. 333-219553; No. 333-229780; No. 333-232916; No. 333-219553; No. 234608; and No. 333-251900) of Exact Sciences Corporation of our report dated February 21, 2020, relating to the consolidated financial statements as of December 31, 2019 and for the years ended December 31, 2019 and 2018, which appears in this Form 10-K.

/s/ BDO USA, LLP Madison, Wisconsin
February 16, 2021